August 9, 2005

To: John Pappajohn, Derace Schaffer and Matthew P. Kinley (the "Facility Guarantors")

Re: American CareSource Holdings, Inc., a Delaware corporation (the "Company") Revolving Credit Facility

Gentlemen:

Wells Fargo Bank, National Association (the "Bank") has agreed to extend a $4,000,000.00 revolving credit facility (the "Revolving Facility") to American CareSource Holdings, Inc., a Delaware corporation (the "Company") subject to the conditions set forth in the Second Addendum to Credit Agreement between the Bank and the Company, dated August 9, 2005.

At the Company's request, the Facility Guarantors have agreed to provide in favor of the Bank various guaranty agreements, letters of credit and other documents (collectively the "Credit Support Arrangements"), in the following amounts for each respective Facility Guarantors, to secure the performance by the Company of its obligation to the Bank under the Revolving Facility:

                           Credit Support Arrangement
                           --------------------------

John Pappajohn        Personal Guaranty and authorization to       $2,925,000.00
                      draw on account

Derace L. Schaffer    Guaranty and Letter of Credit                $  975,000.00

Matthew P. Kinley     Guaranty and Letter of Credit                $  100,000.00

The Facility Guarantors hereby consent to the Second Addendum to the Credit Agreement.

If the Bank proceeds against the Credit Support Arrangements and receives payment in full of the Revolving Facility, the Bank immediately shall assign all of its rights and remedies under the Revolving Facility and related documents, including the Bank's collateral documents to the Facility Guarantors. Any such assignment shall be made by the Bank without recourse and without any representations or warranties of any kind, except that the Bank owns the Revolving Facility and related collateral documents and has the right to assign the same.

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The Facility Guarantors
August 9, 2005
Page 2

The liability of the Facility Guarantors under the Credit Support Arrangements shall not be reduced or impaired by any of the following acts or events (which the Bank is expressly authorized to do, omit or suffer from time to time, without notice to or the consent of or approval of the Facility Guarantors): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for the Revolving Facility; (b) any one or more extensions or renewals of the Revolving Facility (whether or not for a period longer than the original period) or any modification of the interest rate, maturity or other contractual terms applicable to all or part of the Revolving Facility; (c) any waiver or indulgence granted to the Company, any delay or lack of diligence in the enforcement of the Revolving Facility, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Revolving Facility; (d) any full or partial release of, settlement with, or agreement not to sue, the Company or any other Facility Guarantor or other person liable with respect to the Revolving Facility; (e) any discharge of any evidence of the Revolving Facility or the acceptance of any instrument renewing or refinancing the Revolving Facility; (f) any failure to obtain collateral security (including rights of setoff) for the Revolving Facility, or to assure its proper or sufficient creation, perfection, or priority, or to protect, insure, or enforce any collateral security; or any modification, substitution, discharge, impairment, or loss of such collateral security; (g) any foreclosure or enforcement of any collateral security by the Bank or any other creditor of the Company with a security interest in the collateral security; (h) any assignment or transfer of the Revolving Facility; (i) any order of application of any payments or credits upon the Revolving Facility from the Company, a Facility Guarantor or any other person; and (j) any election by the Bank under SS. 1111
(b)(2) of the United States Bankruptcy Code.

The respective agreements of the Bank and the Facility Guarantors stated herein shall be binding on their respective successors and assigns.

This letter agreement may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same document.

This letter agreement and the Credit Support Arrangements shall be construed in accordance with the laws of Iowa applicable to contracts performed entirely within the State. Any action to enforce the provisions of this letter agreement or the Credit Support Arrangements or arising from the actions of any party in connection therewith, shall be brought in the United States District Court for the Southern District of Iowa or in the Iowa District Court in Polk County, Iowa, except such action as may be necessary by the Bank to protect, preserve and realize its security interest in collateral located in another jurisdiction.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN

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The Facility Guarantors
August 9, 2005
Page 3

WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

Please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the undersigned the enclosed duplicate original of this letter agreement.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION


By /s/ Randall R. Stromley
   ---------------------------------
Randall R. Stromley, Vice President

THE FACILITY GUARANTORS;


/s/ John Pappajohn
------------------------------------                              August 9, 2005
John Pappajohn


/s/ Derace L. Schaffer
------------------------------------                              August 9, 2005
Derace L. Schaffer


/s/ Matthew P. Kinley
------------------------------------                              August 9, 2005
Matthew P. Kinley